Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Salem Communications Corporation and subsidiaries of our report dated March 13, 2009, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 13, 2009, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ SingerLewak LLP
Los Angeles, California

December 23, 2009